SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2006

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 26, 2006, Banner Corporation issued its earnings release for the quarter ended December 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

             99.1     Press Release of Banner Corporation dated January 26, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
BANNER CORPORATION

Date: January 26, 2006	By:/s/ D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                        CONTACT: D. MICHAEL JONES,
                                                                                            PRESIDENT AND CEO
                                                                                            LLOYD W. BAKER, CFO
                                                                                           (509) 527-3636

                                             News Release

BANNER CORPORATION COMPLETES RESTRUCTURING TRANSACTION AND REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Walla Walla, WA - January 26, 2006 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported fourth quarter earnings from recurring operations (see footnote below), exclusive of the balance-sheet restructuring transactions announced and completed in the fourth quarter of 2005, were $5.6 million, or $0.47 per diluted share. In the fourth quarter of 2004, earnings were $5.3 million, or $0.45 per diluted share. For the full year ended December 31, 2005, earnings from recurring operations, exclusive of the restructuring charges, were $21.0 million, or $1.76 per diluted share, compared to earnings of $19.3 million, or $1.65 per diluted share for the prior year.

Late in the fourth quarter of 2005, Banner completed a balance-sheet restructuring designed to pay down high interest rate FHLB borrowings and reduce the size of the investment portfolio. To effect the restructuring, Banner sold $207 million of securities at a $7.3 million loss before tax and used a portion of the proceeds of the sale to prepay $142 million of high-cost, fixed-term Federal Home Loan Bank (FHLB) borrowings, incurring pre-tax prepayment penalties of $6.1 million. The remainder of the proceeds were applied to repay other relatively high-cost short-term borrowings from the FHLB. The total cost of the transactions was $13.4 million, with a tax benefit of $4.8 million, resulting in an after tax cost of $8.6 million or $0.72 per diluted share, which was slightly more favorable than the previously announced estimated cost of $8.9 million, or $0.74 per diluted share.

Including the effects of the restructuring charges, Banner reported a loss of $2.9 million, or $0.25 per diluted share, for the fourth quarter of 2005 and earnings of $12.4 million, or $1.04 per diluted share, for the year ended December 31, 2005.

"For the past several years, we have focused on expanding our franchise in key market areas in order to build a resilient retail deposit base and decrease our reliance on high-cost borrowed funds," said D. Michael Jones, President and CEO. "In 2005, we opened eleven new branch offices, including new branch offices in Burlington, Washington, Beaverton, Oregon and Twin Falls, Idaho in the fourth quarter. This franchise expansion has significantly contributed to our success in attracting new deposits, which increased by almost $400 million in the last twelve months. In addition, we improved asset quality while strengthening our earnings from core business areas. These improvements have allowed us to place less emphasis on the use of wholesale assets and liabilities and the restructuring transactions eliminate positions that have been a significant drag on earnings in recent periods. In addition to lowering our cost of funds, we anticipate future benefits will include an expanded net interest margin, an improved interest rate risk position, stronger performance metrics, increased profitability, and enhanced shareholder value. Although the restructuring transactions were not completed until mid December, we were encouraged by the margin expansion that did occur in the quarter just ended."

2005 Highlights (compared to 2004)

  Completed balance-sheet restructuring transactions in the fourth quarter of 2005.
  Net interest margin improved 8 basis points to 3.79% for the year, and improved 16 basis points to 3.93% for the fourth quarter of 2005, compared to 3.77% for the third quarter of 2005.
  Net interest income before provision for loan losses grew 13% to $108.8 million.
  Non-performing assets declined by 37% for the year (and 21% since September 30, 2005).
  Loans increased 17% to $2.41 billion.
  Non-interest bearing deposits increased 40% and total deposits increased 21% to $2.32 billion.

*Earnings information excluding the restructuring charges represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company's core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR-Fourth Quarter Results
January 26, 2006

Income Statement Review

For the fourth quarter of 2005, net interest income before the provision for loan losses increased 15% to $28.8 million, compared to $25.1 million in the same quarter a year ago. Excluding the net loss on the sale of securities relating to the balance-sheet restructuring, revenues (net interest income before the provision for loan losses plus other operating income) were $33.0 million in the fourth quarter, a 12% improvement over revenues of $29.4 million in the fourth quarter of 2004.

Excluding the net loss on the sale of securities relating to the balance-sheet restructuring, total other operating income for the fourth quarter was unchanged at $4.3 million compared to the same quarter last year. Income from deposit fees and other service charges increased 21% to $2.5 million in the fourth quarter, reflecting the strong growth in customer relationships and deposit balances. However, income from mortgage banking operations declined by 34% from the third quarter of 2005 and 23% from the fourth quarter of 2004, reflecting the seasonality of the business and the effect of rising interest rates and a moderating housing market.

For the year ended December 31, 2005, net interest income before the provision for loan losses increased 13% to $108.8 million, compared to $96.3 million a year ago. Excluding the net loss on the sale of securities, revenues were $126.6 million for the year, compared to $113.3 million a year ago, and total other operating income was $17.9 million in 2005, compared to $17.0 million in 2004.

Excluding the FHLB prepayment penalties relating to the balance-sheet restructuring, other operating expenses increased to $23.8 million in the fourth quarter of 2005, compared to $23.6 million in the third quarter of 2005 and $20.4 million in the fourth quarter of 2004. For the year 2005, other operating expenses were $91.5 million exclusive of the FHLB prepayment penalties, compared to $79.7 million in the prior year. The ratio of other operating expense (expense ratio) to average assets was 3.05% for the fourth quarter of 2005 exclusive of the FHLB prepayment penalties, compared to 2.98% for the third quarter of 2005 and 2.85% for the fourth quarter a year ago. Again, excluding the FHLB prepayment penalties, the ratio of other operating expense to average assets was 3.00% for the year ended December 31, 2005, compared to 2.90% for the year ended December 31, 2004.

"In 2005 we opened eleven new branches in Oregon, Idaho and Washington. We also relocated three branches in Washington and made significant progress on the construction of three other southwestern Idaho branch offices, which we expect to open in 2006. All of this growth is expensive and we will continue to see higher operating expenses as a result of our expansion, but we believe over time these new branches should help improve our profitability by providing low cost deposits and proportionately reducing our borrowings from the Federal Home Loan Bank," said Jones. As a result of the sale of securities in the fourth quarter, combined with Banner's enhanced deposit gathering ability, the Company has reduced its dependence on borrowings from the FHLB by 55% to $265 million at December 31, 2005, from $584 million just a year earlier.

Banner's net interest margin was 3.93% for the fourth quarter of 2005, a 16 basis point improvement from 3.77% in the quarter ended September 30, 2005, and a 21 basis point improvement from 3.72% for the fourth quarter of 2004. For the full year, the net interest margin was 3.79%, an eight basis point improvement from 3.71% in 2004. "We enjoyed an expansion of our net interest margin in part as a result of the restructuring transactions even though the benefit did not occur until late in the fourth quarter. The margin was also positively affected by the strong loan and deposit growth we experienced throughout the year. We expect our net interest margin to continue to expand as a result of the restructuring and as we continue to improve the liability side of our balance sheet," said Jones. Funding costs were up 13 basis points compared to the previous quarter and up 66 basis points from the fourth quarter a year earlier. However, asset yields were also higher, increasing by 28 and 87 basis points, respectively, compared to the quarters ended September 30, 2005 and December 31, 2004.

In contrast with last year, in 2005 Banner Bank did not record any dividend income on its investment in stock of the FHLB. For the quarter and year ended December 31, 2004, Banner Bank recorded $175,000 and $1.2 million, respectively, of dividend income on its FHLB stock, which contributed three and four basis points to the margin calculations for the respective periods.

Balance Sheet Review

Total deposits increased 21%, to $2.32 billion at December 31, 2005, compared to $1.93 billion at December 31, 2004. Non-interest bearing deposits increased 40% at December 31, 2005 compared to a year earlier. "Deposit growth over the past year has been very strong, growing nearly $400 million for the year," said Jones. Non-interest bearing deposits and transaction accounts continued to grow, with transaction and savings accounts increasing 25% during the twelve months ending December 31, 2005, while certificates of deposit increased 14%.

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BANR-Fourth Quarter Results
January 26, 2006

Assets were $3.04 billion at December 31, 2005, a 5% increase from $2.90 billion a year earlier. Net loans increased 17%, to $2.41 billion at December 31, 2005, from $2.06 billion at December 31, 2004. "The loan portfolio has grown significantly over the past year and our credit quality indicators have also improved," said Jones. "Our loan business is strong and the financial health of our borrowing customers appears to be good, which makes us optimistic about future performance."

Book value per share was $18.81 at December 31, 2005, an improvement from $18.74 a year earlier, and tangible book value per share was $15.73 at December 31, 2005, compared to $15.58 a year ago.

Credit Quality

Non-performing assets decreased 37% to $11.0 million, or 0.36% of total assets, at December 31, 2005, compared to $17.4 million, or 0.60% of total assets, a year ago, reflecting significant progress in reducing credit risk. Non-performing assets decreased 21% compared to the previous quarter. "Our credit quality has continued to improve dramatically, resulting in a lower loss provision in the fourth quarter," said Jones. The provision for loan losses for the fourth quarter was $1.1 million, compared to $1.3 million in the fourth quarter of 2004. Net loan charge-offs in the fourth quarter of 2005 were $763,000, or 0.03% of average loans outstanding, compared to $1.1 million, or 0.05% of average loans outstanding in the fourth quarter of 2004. At December 31, 2005, the allowance for loan losses totaled $30.9 million, representing 1.27% of total loans outstanding.

Conference Call

The Company will host a conference call today, Thursday, January 26, 2006, at 8:00 a.m. PST, to discuss fourth quarter results. The conference call can be accessed live by telephone at 303-262-2142. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11049572# until Thursday, February 2, 2006 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 57 branch offices and 11 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve outstanding credit issues and/or recover check kiting losses and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR-Fourth Quarter Results
January 26, 2006

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
(In thousands except share and per share data)	Dec 31, 2005	Sep 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
INTEREST INCOME:
Loans receivable	$45,773	$43,646	$34,624	$165,398	$126,992
Mortgage-backed securities	2,747	3,330	3,806	13,336	16,882
Securities and cash equivalents	2,644	2,990	2,941	11,426	12,356
	51,164	49,966	41,371	190,160	156,230
INTEREST EXPENSE:
Deposits	15,607	14,086	9,725	52,253	35,067
Federal Home Loan Bank advances	4,442	5,920	5,191	21,906	20,336
Other borrowings	569	472	334	1,765	1,051
Junior subordinated debentures	1,788	1,405	1,015	5,453	3,461
	22,406	21,883	16,265	81,377	59,915
Net interest income before provision for loan losses	28,758	28,083	25,106	108,783	96,315
PROVISION FOR LOAN LOSSES	1,100	1,300	1,300	4,903	5,644
Net interest income	27,658	26,783	23,806	103,880	90,671
OTHER OPERATING INCOME:
Deposit fees and other service charges	2,516	2,555	2,084	9,476	8,132
Mortgage banking operations	1,099	1,672	1,435	5,647	5,522
Loan servicing fees	315	466	417	1,452	1,741
Gain (loss) on sale of securities	(7,310)	- -	1	(7,302)	141
Miscellaneous	321	288	340	1,271	1,432
Total other operating income (loss)	(3,059)	4,981	4,277	10,544	16,968
OTHER OPERATING EXPENSE:
Salary and employee benefits	15,337	15,758	13,485	60,151	52,331
Less capitalized loan origination costs	(2,342)	(2,677)	(1,824)	(9,813)	(7,008)
Occupancy and equipment	3,623	3,550	3,177	13,794	11,100
Information / computer data services	1,214	1,258	1,063	4,782	4,212
Professional services	633	760	807	3,012	3,258
Marketing and advertising	1,839	1,801	1,348	6,503	4,905
FHLB prepayment penalties	6,077	- -	- -	6,077	- -
Miscellaneous	3,503	3,111	2,372	13,042	10,916
Total other operating expense	29,884	23,561	20,428	97,548	79,714
Income (loss) before provision for income taxes	(5,285)	8,203	7,655	16,876	27,925
PROVISION (BENEFIT) FOR INCOME TAXES	(2,340)	2,537	2,388	4,432	8,585
NET INCOME (LOSS)	$(2,945)	$5,666	$5,267	$12,444	$19,340
Earnings (loss) per share
Basic	$(0.25)	$0.49	$0.47	$1.08	$1.74
Diluted	$(0.25)	$0.47	$0.45	$1.04	$1.65
Cumulative dividends declared per common share	$0.18	$0.17	$0.17	$0.69	$0.65
Weighted average shares outstanding
Basic	11,635,243	11,593,365	11,207,582	11,558,206	11,142,254
Diluted	12,006,686	11,951,058	11,828,644	11,943,685	11,734,507
Shares repurchased during the period	24,924	6,047	114,477	106,521	134,263

PROFORMA DISCLOSURES
NET INCOME (LOSS) from above	$(2,945)	$5,666	$5,267	$12,444	$19,340
ADJUSTMENTS FOR BALANCE-SHEET
RESTRUCTURING CHARGES
Loss on sale of securities	7,310			7,310
FHLB prepayment penalties	6,077			6,077
Income tax benefit related to restructuring charges	(4,819)			(4,819)

Restructuring charges net of income tax benefit	8,568			8,568

NET INCOME FROM RECURRING OPERATIONS	$5,623	$5,666	$5,267	$21,012	$19,340

Earnings per share EXCLUDING restructuring charges
Basic	$0.48	$0.49	$0.47	$1.82	$1.74
Diluted	$0.47	$0.47	$0.45	$1.76	$1.65

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BANR-Fourth Quarter Results
January 26, 2006

FINANCIAL CONDITION
(In thousands except share and per share data)	Dec 31, 2005	Sep 30, 2005	Dec 31, 2004
ASSETS
Cash and due from banks	$116,448	$117,669	$51,767
Securities available for sale	260,284	483,395	547,835
Securities held to maturity	50,949	51,784	49,914

Federal Home Loan Bank stock	35,844	35,844	35,698

Loans receivable:
Held for sale	4,779	3,462	2,145
Held for portfolio	2,434,952	2,361,549	2,090,703
Allowance for loan losses	(30,898)	(30,561)	(29,610)

	2,408,833	2,334,450	2,063,238

Accrued interest receivable	17,395	15,371	15,097
Real estate owned held for sale, net	315	1,437	1,485
Property and equipment, net	50,205	47,252	39,315
Goodwill and other intangibles, net	36,280	36,303	36,369
Deferred income tax asset, net	7,606	8,853	5,888
Bank-owned life insurance	36,930	36,545	35,371
Other assets	19,466	17,144	15,090

	$3,040,555	$3,186,047	$2,897,067

LIABILITIES

Deposits:
Non-interest-bearing	$328,840	$322,043	$234,761
Interest-bearing transaction and savings accounts	792,370	811,748	635,972
Interest-bearing certificates	1,202,103	1,141,455	1,055,176

	2,323,313	2,275,246	1,925,909

Advances from Federal Home Loan Bank	265,030	484,858	583,558
Other borrowings	96,849	69,577	68,116

Junior subordinated debentures	97,942	97,942	72,168

Accrued expenses and other liabilities	29,503	30,609	25,027
Deferred compensation	6,253	6,329	5,208
Income taxes payable	- -	300	1,861

	2,818,890	2,964,861	2,681,847

STOCKHOLDERS' EQUITY

Common stock	130,573	128,516	127,460
Retained earnings	96,783	101,817	92,327
Accumulated other comprehensive income ( loss )	(2,736)	(5,529)	(888)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(2,480)	(3,096)	(3,096)
Net carrying value of stock related deferred compensation plans	(475)	(522)	(583)

	221,665	221,186	215,220

	$3,040,555	$3,186,047	$2,897,067

Shares Issued:
Shares outstanding at end of period	12,082,476	11,991,074	11,856,889
Less unearned ESOP shares at end of period	300,120	374,595	374,595

Shares outstanding at end of period excluding unearned ESOP shares	11,782,356	11,616,479	11,482,294

Book value per share (1)	$18.81	$19.04	$18.74
Tangible book value per share (1)	$15.73	$15.92	$15.58

Consolidated Tier 1 leverage capital ratio	8.59%	8.55%	8.93%

(1)

- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

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BANR-Fourth Quarter Results
January 26, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale):	Dec 31,2005	Sep 30, 2005	Dec 31,2004

Commercial real estate	$555,889	$562,612	$547,574
Multifamily real estate	144,512	118,756	107,745
Construction and land	691,652	663,943	506,137
Commercial business	442,232	430,374	395,249
Agricultural business including secured by farmland	147,562	157,955	148,343
One- to four-family real estate	365,903	341,183	307,986
Consumer	91,981	90,188	79,814

Total loans outstanding	$2,439,731	$2,365,011	$2,092,848

NON-PERFORMING ASSETS:	Dec 31, 2005	Sep 30, 2005	Dec 31, 2004

Loans on non-accrual status	$10,349	$12,205	$15,416
Loans more than 90 days delinquent, still on accrual	104	116	472

Total non-performing loans	10,453	12,321	15,888
Real estate owned ( REO ) / Repossessed assets	506	1,622	1,559

Total non-performing assets	$10,959	$13,943	$17,447

Total non-performing assets / Total assets	0.36%	0.44%	0.60%

	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2005	Sep 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2005
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$30,561	$29,788	$29,407	$29,610	$26,060

Provision	1,100	1,300	1,300	4,903	5,644

Recoveries of loans previously charged off	269	465	176	1,326	1,587
Loans charged-off	(1,032)	(992)	(1,273)	(4,941)	(3,681)
Net ( charge-offs ) recoveries	(763)	(527)	(1,097)	(3,615)	(2,094)

Balance, end of period	$30,898	$30,561	$29,610	$30,898	$29,610

Net charge-offs / Average loans outstanding	0.03%	0.02%	0.05%	0.16%	0.11%
Allowance for loan losses / Total loans outstanding	1.27%	1.29%	1.41%	1.27%	1.41%

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BANR-Fourth Quarter Results
January 26, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Twelve Months Ended
OPERATING PERFORMANCE:	Dec 31, 2005	Sep 30, 2005	Dec 31, 2004	Dec 31, 2005	Dec 31, 2004
Average loans	$2,394,069	$2,342,995	$2,031,006	$2,272,676	$1,898,664
Average securities and deposits	510,808	610,881	656,762	596,017	694,365
Average non-interest-earning assets	189,087	186,650	166,997	180,339	158,891
Total average assets	$3,093,964	$3,140,526	$2,854,765	$3,049,032	$2,751,920

Average deposits	$2,272,710	$2,182,452	$1,928,851	$2,122,216	$1,809,072
Average borrowings	562,239	699,664	684,303	672,170	710,443
Average non-interest-earning liabilities	36,739	34,218	26,458	33,156	22,695
Total average liabilities	2,871,688	2,916,334	2,639,612	2,827,542	2,542,210
Total average stockholders' equity	222,276	224,192	215,153	221,490	209,710
Total average liabilities and equity	$3,093,964	$3,140,526	$2,854,765	$3,049,032	$2,751,920

Interest rate yield on loans	7.59%	7.39%	6.78%	7.28%	6.69%
Interest rate yield on securities and deposits	4.19%	4.10%	4.09%	4.15%	4.21%
Interest rate yield on interest-earning assets	6.99%	6.71%	6.12%	6.63%	6.03%
Interest rate expense on deposits	2.72%	2.56%	2.01%	2.46%	1.94%
Interest rate expense on borrowings	4.80%	4.42%	3.80%	4.33%	3.50%
Interest rate expense on interest-bearing liabilities	3.14%	3.01%	2.48%	2.91%	2.38%
Interest rate spread	3.85%	3.70%	3.64%	3.72%	3.65%
Net interest margin	3.93%	3.77%	3.72%	3.79%	3.71%
Other operating income INCLUDING restructuring loss
/ Average assets	(0.39%)	0.63%	0.60%	0.35%	0.62%
Other operating expense INCLUDING restructuring expense
/ Average assets	3.83%	2.98%	2.85%	3.20%	2.90%
Efficiency ratio ( other operating expense / revenue
INCLUDING effects of restructuring charges )	116.28%	71.26%	69.52%	81.75%	70.37%
Return on average assets INCLUDING net restructuring charges	(0.38%)	0.72%	0.73%	0.41%	0.70%
Return on average equity INCLUDING net restructuring charges	(5.26%)	10.03%	9.74%	5.62%	9.22%
Average equity / Average assets	7.18%	7.14%	7.54%	7.26%	7.62%

Operating performance EXCLUDING the effects of the BALANCE-SHEET RESTRUCTURING CHARGES

Other operating income EXCLUDING restructuring loss
/ Average assets	0.55%			0.59%
Other operating expense EXCLUDING restructuring expense
/ Average assets	3.05%			3.00%
Efficiency ratio ( other operating expense / revenue
EXCLUDING effects of restructuring charges )	72.12%			72.23%
Return on average assets EXCLUDING net restructuring charges	0.72%			0.69%
Return on average equity EXCLUDING net restructuring charges	10.04%			9.49%

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